Exhibit 99.1

Endeavor Releases First Quarter 2023 Results

Announces Plan to Repurchase Shares and Issue First-Ever Quarterly Dividend

Beverly Hills, CA (May 9, 2023) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor”, “EGH”, or the “Company”), a global sports and entertainment company, today released its financial results for the quarterly period ended March 31, 2023.

Highlights

•	Announced two significant transactions in April:

•	Transformational deal to combine UFC and WWE to form a new, publicly listed company

•	Agreement to sell IMG Academy for an enterprise value of $1.25 billion

•	Expect to commence an event-driven share repurchase of up to $300 million of Class A common stock

•	Plan to begin making quarterly cash dividend payments

•	Record Q1 revenue and Adjusted EBITDA for Owned Sports Properties segment

•	Saw heightened demand for events, including record attendance and sponsorship sales at the Miami Open

Q1 2023 Consolidated Financial Results

•	Revenue: $1.597 billion

•	Net income: $36.3 million

•	Adjusted EBITDA: $306.4 million

“This quarter, we continued to deliver solid results and set a number of financial and attendance records across our owned sports properties and marquee events,” said Ariel Emanuel, CEO, Endeavor. “Our agreement to sell IMG Academy, together with the planned share repurchase and quarterly dividend announced today, are strong examples of our commitment to maximizing return for our shareholders. We are excited about the unique opportunity the proposed combination of UFC and WWE presents, and remain focused on durable growth as we continue to execute our successful strategy in content and experiences.”

Segment Operating Results

•

Owned Sports Properties segment revenue was $353.3 million for the quarter, up $56.6 million, or 19.1%, compared to the first quarter of 2022. Growth was primarily driven by an increase in media rights fees, sponsorships, commercial pay-per-view, and event-related revenue at UFC, primarily resulting from an additional Pay-Per-View event in the quarter, as well as more events with live audiences. Segment results also improved on increased ticket sales at PBR and increased revenue from PBR’s new team series. The segment’s Adjusted EBITDA was $185.7 million, up $36.9 million, or 24.8%, year-over-year.

•

Events, Experiences & Rights segment revenue was $800.8 million for the quarter, up $19.9 million, or 2.5%, compared to the first quarter of 2022. Growth was primarily driven by record attendance and sponsorship sales at the Miami Open and growth at IMG Academy, as well as the addition this quarter of Barrett-Jackson, which was acquired in August 2022. Growth was partially offset by the discontinuation of On Location’s music festival business in Mexico, which accounted for $75 million in the prior-year quarter. The segment’s Adjusted EBITDA was $108.0 million for the quarter, down $18.0 million, or 14.3%, year-over-year.

•

Representation segment revenue was $350.2 million for the quarter, down $7.1 million, or 2.0%, compared to the first quarter of 2022. The decrease in segment revenue was primarily attributable to $14 million of revenue recorded in the prior year quarter from the restricted Endeavor Content business, which was sold in January 2022. Segment revenue was also impacted by a decrease at our 160over90 business due to the disposition of certain contracts in the quarter, partially offset by revenue increases at WME. Adjusted EBITDA was $84.2 million for the quarter, down $17.5 million, or 17.2%, year-over-year.

•

Sports Data & Technology segment revenue was $100.9 million, up $55.8 million, or 123.9%, compared to the first quarter of 2022. Growth was driven by the addition of OpenBet, which we acquired in September 2022, as well as growth at IMG ARENA. The segment’s Adjusted EBITDA was $4.5 million for the quarter, down $2.0 million, or 31.0%, year-over-year, which was affected by certain costs at IMG ARENA incurred in advance of the sales cycle.

2023 Full Year Guidance

•	Revenue expected between $5.665 billion and $5.815 billion

•	Adjusted EBITDA expected between $1.220 billion to $1.275 billion

•	Updated guidance primarily reflects expected sale of IMG Academy

Balance Sheet and Liquidity

At March 31, 2023, cash and cash equivalents totaled $718.7 million, compared to $767.8 million at December 31, 2022. Total debt was $5.151 billion at March 31, 2023, compared to $5.169 billion at December 31, 2022. Upon close of the sale of IMG Academy, Endeavor expects to commence repurchases of up to $300 million under an event-driven share repurchase authorization and pay down an additional $50 million of debt. Endeavor also expects to start making quarterly cash dividends of up to $25 million from Endeavor Operating Company to its common unit holders, including EGH, which, in turn, would dividend its portion each quarter to all holders of Endeavor’s Class A common stock. Endeavor expects to declare and pay the first dividend in the third quarter of 2023.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relation site at investor.endeavorco.com.

Webcast Details

Endeavor will host an audio webcast to discuss its results and provide a business update at 2 p.m. PT / 5 p.m. ET today. The event can be accessed at: https://events.q4inc.com/attendee/338510069

The link to the webcast, as well as a recording, will also be available within the News/Events section of investor.endeavorco.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including the Company’s guidance for full year 2023, its expected long-term value and market position, contemplated debt repayment, repurchases under the share repurchase authorization and the commencement of declaring a quarterly cash dividend. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: changes in public and consumer tastes and preferences and industry trends; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; risks related to Endeavor’s gaming business and applicable regulatory requirements; risks related to Endeavor’s organization and structure; and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information Regarding Share Repurchase Authorization and Quarterly Dividend

Repurchases under the share repurchase authorization may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of repurchases to be determined at Endeavor’s discretion, depending on market conditions and corporate needs and would be structured to occur in accordance with applicable federal securities laws. This authorization has no expiration and may be modified, suspended or terminated at any time at Endeavor’s discretion. It also does not obligate Endeavor to acquire any particular amount of Class A common stock. In addition, the ultimate amount of each quarterly dividend referenced above will be subject to market conditions and cash flow requirements.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls webcasts, as well as our Investor Relations site at investor.endeavorco.com. We may also use our website as a distribution channel of material Company information. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$1,596,837	$1,473,763
Operating expenses:
Direct operating costs	724,282	694,641
Selling, general and administrative expenses	669,213	540,206
Insurance recoveries	—	(993)
Depreciation and amortization	66,751	65,994

Total operating expenses	1,460,246	1,299,848

Operating income	136,591	173,915
Other (expense) income:
Interest expense, net	(85,097)	(59,272)
Tax receivable agreement liability adjustment	2,344	(53,497)
Other income, net	24,433	459,941

Income before income taxes and equity losses of affiliates	78,271	521,087
Provision for (benefit from) income taxes	35,470	(17,234)

Income before equity losses of affiliates	42,801	538,321
Equity losses of affiliates, net of tax	(6,546)	(20,655)

Net income	36,255	517,666
Less: Net income attributable to non-controlling interests	28,224	198,120

Net income attributable to Endeavor Group Holdings, Inc.	$8,031	$319,546

Earnings per share of Class A common stock:
Basic	$0.03	$1.19
Diluted	$0.03	$1.16
Weighted average number of shares used in computing earnings per share:
Basic	291,936,777	268,489,176
Diluted(1)	295,285,241	443,038,617

(1)   The diluted weighted average number of shares of 295,285,241 for the three months ended March 31, 2023 includes weighted average Class A common shares outstanding, plus an assumed exchange of Endeavor Profits Units into 714,931 shares of the Company’s Class A common stock and additional shares from Stock Options, RSUs and Phantom Units, as noted in the table below:

Weighted average Class A Common Shares outstanding - Basic	291,936,777
Additional shares assuming exchange of EOC Profits Units	714,931
Additional shares from RSUs, Stock Options and Phantom Units, as calculated using the treasury stock method	2,633,533

Weighted average Class A Common Shares outstanding - Diluted	295,285,241

Securities that are anti-dilutive for the three months ended March 31, 2023, are additional shares based on an assumed exchange of Endeavor Manager Units and Endeavor Operating Units into 158,796,941 shares, additional shares based on an assumed exchange of 12,488,885 Endeavor Profits Units, as well as additional shares from Stock Options, RSUs and redeemable non-controlling interests.

Segment Results

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022
Revenue:
Owned Sports Properties	$353,289	$296,689
Events, Experiences & Rights	800,786	780,935
Representation	350,240	357,321
Sports Data & Technology	100,859	45,043
Eliminations	(8,337)	(6,225)

Total Revenue	$1,596,837	$1,473,763

Adjusted EBITDA:
Owned Sports Properties	$185,671	$148,741
Events, Experiences & Rights	107,991	126,001
Representation	84,206	101,705
Sports Data & Technology	4,472	6,482
Corporate	(75,948)	(68,480)

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31,	December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$718,658	$767,828
Restricted cash	267,605	278,165
Accounts receivable (net of allowance for doubtful accounts of $57,128 and $54,766, respectively)	991,618	917,000
Deferred costs	283,326	268,524
Assets held for sale	5,984	12,013
Other current assets	271,018	293,206

Total current assets	2,538,209	2,536,736
Property and equipment, net	711,589	696,302
Operating lease right-of-use assets	337,422	346,550
Intangible assets, net	2,190,078	2,205,583
Goodwill	5,302,070	5,284,697
Investments	348,548	336,973
Deferred income taxes	804,981	771,382
Other assets	386,793	325,619

Total assets	$12,619,690	$12,503,842

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$615,232	$600,605
Accrued liabilities	531,381	525,239
Current portion of long-term debt	88,686	88,309
Current portion of operating lease liabilities	68,673	65,381
Deferred revenue	730,034	716,147
Deposits received on behalf of clients	247,776	258,414
Liabilities held for sale	—	2,672
Current portion of tax receivable agreement liability	154,893	50,098
Other current liabilities	106,359	107,675

Total current liabilities	2,543,034	2,414,540

Long-term debt	5,062,508	5,080,237
Long-term operating lease liabilities	314,556	327,888
Long-term tax receivable agreement liability	842,935	961,623
Other long-term liabilities	459,693	412,982

Total liabilities	9,222,726	9,197,270

Commitments and contingencies
Redeemable non-controlling interests	254,239	253,079
Shareholders’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 299,352,355 and 290,541,729 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2	2
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Class X common stock, $0.00001 par value; 4,983,448,411 and 4,987,036,068 shares authorized; 175,912,198 and 182,077,479 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1	1
Class Y common stock, $0.00001 par value; 989,681,838 and 997,261,325 shares authorized; 227,523,031 and 227,836,134 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	2,248,015	2,120,794
Accumulated deficit	(208,188)	(216,219)
Accumulated other comprehensive loss	(14,997)	(23,736)

Total Endeavor Group Holdings, Inc. shareholders’ equity	2,024,835	1,880,844
Nonredeemable non-controlling interests	1,117,890	1,172,649

Total shareholders’ equity	3,142,725	3,053,493

Total liabilities, redeemable interests and shareholders’ equity	$12,619,690	$12,503,842

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, tax receivable agreement liability adjustment, and certain other items, when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes and the tax receivable agreement, which may not be comparable with other companies based on our tax and corporate structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted EBITDA, and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any cash requirement for such replacements or improvements; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA and Adjusted EBITDA margin along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss) as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA and Adjusted EBITDA margin as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including income taxes, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, tax receivable agreement liability adjustment, and certain other items reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which, could be material.

Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2023	2022
Net income	$36,255	$517,666
Provision for (benefit from) income taxes	35,470	(17,234)
Interest expense, net	85,097	59,272
Depreciation and amortization	66,751	65,994
Equity-based compensation expense (1)	78,691	50,856
Merger, acquisition and earn-out costs (2)	14,534	12,794
Certain legal costs (3)	2,422	1,002
Restructuring, severance and impairment (4)	8,200	518
Fair value adjustment - equity investments (5)	(713)	(1,653)
Equity method losses - Learfield IMG College and Endeavor Content (6)	8,523	24,404
Gain on sale of the restricted Endeavor Content business (7)	—	(463,641)
Tax receivable agreement liability adjustment (8)	(2,344)	53,497
Other (9)	(26,494)	10,974

Adjusted EBITDA	$306,392	$314,449

Net income margin	2.3%	35.1%
Adjusted EBITDA margin	19.2%	21.3%

(1)	Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans.

The increase for the three months ended March 31, 2023 as compared to the three months ended March 31, 2022 was primarily due to grants issued under the Endeavor Group Holdings, Inc.’s 2021 Incentive Award Plan during the three months ended March 31, 2023. Equity-based compensation was recognized in all segments and Corporate for three months ended March 31, 2023 and 2022.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to retain our employees.

Such costs for the three months ended March 31, 2023 primarily related to professional advisor costs, which were approximately $8 million and related to our Events, Experiences & Rights and Representation segments and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $4 million, which primarily related to our Events, Experiences & Rights, Representation and Sport Data & Technology segments.

Such costs for the three months ended March 31, 2022 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $8 million, which primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $5 million and related to all of our segments.

(3)	Includes costs related to certain litigation or regulatory matters in each of our segments and Corporate.

(4)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three months ended March 31, 2023 primarily relates to the restructuring expenses in our Events, Experiences & Rights and Representation segments and Corporate.

Such costs for the three months ended March 31, 2022 primarily relates to the restructuring expenses in our Events, Experiences & Rights and Representation segments.

(5)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.

(6)

Relates to losses from the 20% interest we retained in the restricted Endeavor Content business, which we sold in January 2022. For the three months ended March, 31, 2022, also relates to equity method losses from our investment in Learfield IMG College.

(7)	Relates to the gain recorded for the sale of the restricted Endeavor Content business, net of transactions costs of $15.0 million.

(8)	For the three months ended March 31, 2023, includes a $2.3 million benefit for the tax receivable agreement liability related to a change in estimates related to future TRA payments.

For the three months ended March, 31, 2022, includes a $53.5 million expense for the tax receivable agreement liability related to the expected realization of certain tax benefits after concluding that such TRA payments would be probable based on estimates of future taxable income over the terms of the TRA.

(9)

For the three months ended March 31, 2023, other was comprised primarily of gains of approximately $10 million on foreign currency exchange transactions, which related to all of our segments and Corporate; gains of approximately $6 million on the sales of certain businesses, which relates to our Events, Experiences & Rights segment; a gain of approximately $5 million from the resolution of a contingency; and a gain of approximately $3 million related to change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate.

For the three months ended March 31, 2022, other costs were comprised primarily of losses of approximately $5 million on foreign exchange transactions, which related to all of our segments and Corporate, an approximately $1 million loss related to change in the fair value of forward foreign exchange contracts, which related to Corporate and an approximately $1 million loss on disposal of an asset related to our Events, Experiences & Rights segment.